UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                  (Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                      OLYMPIC CASCADE FINANCIAL CORPORATION

                    Notice of Annual Meeting of Shareholders
                To Be Held Tuesday, March 22, 2005 at 12:00 P.M.

To the Shareholders:

The Annual Meeting of Shareholders of Olympic Cascade Financial Corporation will be held on March 22, 2005 at 12:00 P.M. at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

      1. To elect one (1) Class I director to serve until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified;

      2. To ratify the appointment of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2005; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 20, 2005 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 11, 2005 through the time of the Annual Meeting.

                                       By Order of the Board of Directors

                                       /s/ Robert H. Daskal
                                       Robert H. Daskal
                                       Acting Secretary

Chicago, Illinois
January 28, 2005

                      OLYMPIC CASCADE FINANCIAL CORPORATION
                            875 NORTH MICHIGAN AVENUE
                                   SUITE 1560
                             CHICAGO, ILLINOIS 60611

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held March 22, 2005

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Olympic Cascade Financial Corporation, a Delaware corporation ("Olympic" or the "Company"), for use at the Annual Meeting of Shareholders to be held on March 22, 2005, and any adjournment or postponement thereof. The Annual Meeting will be held at 12:00 P.M. (local time) at the New York offices of the Company's subsidiary, National Securities Corporation ("National") located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 are being mailed on or about January 28, 2005 to shareholders entitled to vote at the meeting.

RECORD DATE AND VOTING SHARES

The close of business on January 20, 2005 has been fixed as the record date (the "Record Date") for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 4,995,878 shares of Common Stock, $.02 par value (the "Common Stock") and 31,177 shares of Series A Convertible Preferred Stock, $.01 par value (the "Preferred Stock"). Each share of Preferred Stock is convertible into Common Stock at the current conversion price of $1.50 per share, and the holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares into which such share of Preferred Stock could be converted at the Record Date. Accordingly, as of the Record Date, there were 7,074,343 shares entitled to vote, consisting of 4,995,878 shares of Common Stock outstanding, and 2,078,465 shares of Common Stock issuable upon conversion of the Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director. Shares that are represented by proxies that are marked "withhold authority" for the election of the director nominee will not be counted in determining the number of votes cast for that person.

The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of Marcum & Kliegman LLP as the Company's independent auditors. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

VOTING OF PROXIES

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted: the proxy will be voted FOR the election of the Class I director proposed by the Board of Directors unless the authority to vote for the election of such director is withheld, unless the proxy contains contrary instructions; the proxy will be voted FOR the approval of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2005; and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the New York offices of the Company's subsidiary, National Securities Corporation, located at 120 Broadway, 27th Floor, New York, New York 10271, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspectors of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SOLICITATION

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2006 Annual Meeting must be received no later than October 1, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to Olympic Cascade Financial Corporation, c/o National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271, Attention: Corporate Secretary.

DISSENTERS' RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenters' rights on any proposal referred to herein.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

At the Annual Meeting, one (1) Class I director will be elected by the shareholders to serve until the 2008 Annual Meeting of Shareholders and until his successor is elected and qualified. The accompanying form of proxy will be voted FOR the election of the nominee listed below to serve as a director, unless the proxy contains contrary instructions.

As of the Record Date, the Board of Directors of the Company is as follows:

                                                              Year in Which
Name                                Class                     Term will Expire
----                                -----                     ----------------
Steven B. Sands                        I                            2005
Robert J. Rosan                       II                            2006
Norman J. Kurlan                      II                            2006
Mark Goldwasser                      III                            2007
Gary A. Rosenberg                    III                            2007
Peter Rettman                        III                            2007

The members of the Board of Directors of the Company are classified into three
(3) classes, one class of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. The nominee to serve as a Class I Director of the Board of Directors is set forth below. A second position for a Class I Director is currently vacant. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominee for director listed below. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as a director, the proxy holders intend to vote all proxies received by them for the nominee listed below. As of the date of this proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as a director of the person listed below as a nominee. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

The following sets forth the name and age of all directors and executive officers of the Company and its subsidiaries, all positions and offices to be held with the Company by such persons, and the principal occupations of each during the past five (5) years.

NOMINEE FOR DIRECTOR
                                                             CLASS AND YEAR
                                                              IN WHICH TERM
NAME                                AGE                       WILL EXPIRE
----                                ---                       -----------
Steven B. Sands                      46                       Class I, 2008

The Board of Directors recommends a vote FOR the election of the nominee as a director of the Company.

DIRECTORS NOT STANDING  FOR ELECTION
                                                             CLASS AND YEAR
                                                             IN WHICH TERM
NAME                                AGE                       WILL EXPIRE
----                                ---                      --------------

Robert J. Rosan                      73                       Class II, 2006

Norman J. Kurlan                     52                       Class II, 2006

Mark Goldwasser                      46                       Class III, 2007

Gary A. Rosenberg                    64                       Class III, 2007

Peter Rettman                        58                       Class III, 2007

Steven B. Sands                     Chairman

Steven B. Sands has served as Co-Chairman of the Company since December 28, 2001, and Chairman since February 25, 2004. Mr. Sands served as the co-chairman of Sands Brothers & Co., Ltd., a formerly registered broker-dealer, from 1990 to October 2004. Mr. Sands is currently a registered representative of Laidlaw & Company (UK) Ltd., a registered broker-dealer, and co-chairman of Sands Brothers Asset Management LLC, a registered investment adviser. Mr. Sands has been actively involved in the investment banking business since 1980, and has served as a manager of several private investment partnerships over the course of the past five years. Mr. Sands currently serves as a director of The Pittsburgh Brewing Company and chairman of the general partner of Critical Capital Growth Fund, L.P. Mr. Sands received his BA degree from Hamilton College in 1980. Mr. Sands serves as a trustee of the Friends School in Locust Valley, New York.

Mark Goldwasser      Director
                     President and Chief Executive Officer
                     Chairman and Chief Executive Officer of National

Mark Goldwasser has served as a director of the Company since December 28, 2001. Mr. Goldwasser joined the Company in June 2000. Mr. Goldwasser was named President in August 2000 and Chief Executive Officer in December 2001. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg    Director

Gary A. Rosenberg has served as a director of the Company since its inception in February 1997 and has served as its President from August 1997 until April 1998. Mr. Rosenberg was appointed to the Board of National in December 1996. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is Chairman, Chief Executive Officer and Director of Canterbury Development Corporation, a family held company with financial, technology, entertainment and real estate interests. In February 2004, Mr. Rosenberg personally, and Canterbury Development Corporation, filed for bankruptcy protection under Chapter 7 in the U.S. Bankruptcy Court for the Northern District of Illinois. Mr. Rosenberg is also Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center and a member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Peter Rettman        Director
                     Registered Representative of National

Peter Rettman has served as a director of the Company since December 28, 2001. Mr. Rettman has been a stockbroker for 35 years, and has served as a Registered Representative of National Securities Corporation since December 1994. Mr. Rettman has taught investments at the University of Washington extension program since 1975. Mr. Rettman currently serves as a director of Toolbuilders Laboratories, Inc., and is an active venture capital investor, primarily in, but not limited to, the Pacific Northwest.

Robert J. Rosan      Director

Robert J. Rosan has served as a director of the Company since December 28, 2001. He has been a partner in the law firm of Rosan & Rosan P.C. for thirty-two years, specializing in real estate, banking and contract law. Mr. Rosan received his LLB from Columbia Law School, and is an active real estate investor and developer.

Norman J. Kurlan     Director

Norman J. Kurlan has served as a director of the Company since July 28, 2003. Mr. Kurlan is currently an independent commissioned representative with the broker dealer American Portfolios, and has held similar position with Nathan and Lewis Securities. Mr. Kurlan was employed by Bear Stearns & Co. in Private Client Services in New York City from 1981 to 1996. Mr. Kurlan received his BS in business administration from Boston University, an MBA in accounting from St. Johns University and an advanced profession post graduate degree in investment management and finance from New York University.

EXECUTIVE OFFICERS
Robert H. Daskal     63 years old              Acting Chief Financial Officer
                                               and Acting Secretary

Robert H. Daskal has served as Acting Chief Financial Officer and Acting Secretary of the Company since January 2002. Mr. Daskal served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from February 1997 through December 2001. From 1994 to 1997, Mr. Daskal was a director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994, Mr. Daskal was a director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor.

Michael A. Bresner   60 years old              President of National

Michael A. Bresner joined the Company in January 1998. In August 1998, Mr. Bresner was named President of National. Prior to joining the Company, Mr. Bresner worked as Managing Director of H.J. Meyers, Inc., a position he held since 1990. Mr. Bresner served as Directing Editor of the Value Line Special Situations Service. Mr. Bresner is a Supervisory Analyst.

DIRECTORS COMPENSATION

For the quarter ended December 31, 2003, outside directors (i.e., directors who are not also officers or employees of the Company or of its subsidiary) were paid $1,000 per meeting attended in person, and $500 per meeting attended by telephone. Effective January 1, 2004, each outside director was paid a directors fee of $15,000 per annum, payable quarterly. Outside directors are also granted options to purchase 10,000 shares of the Company's Common Stock each year of their tenure, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. Also effective January 1, 2004, the non-executive chairman is paid a directors fee of $15,000 per annum and annual compensation of $50,000, payable quarterly. The Company reimburses all directors for expenses incurred traveling to and from board meetings. The Company does not pay inside directors any compensation as a director. The compensation to directors was approved by the disinterested members of the Board of Directors. The compensation of the Chairman was approved by the disinterested members of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Goldwasser, Rettman and Bresner have brokerage margin accounts with National. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with similar third party customer accounts.

In fiscal year 2002, the Company completed a series of transactions under which certain new investors (collectively, the "Investors") obtained a significant ownership in the Company through a $1,572,500 investment in the Company and by purchasing a majority of shares held by Steven A. Rothstein, the former Chairman, Chief Executive Officer and principal shareholder of the Company (the "Investment Transaction"). The Investors included Triage Partners LLC ("Triage"), an affiliate of Steven B. Sands, the current Chairman of the board of directors of the Company; and One Clark LLC ("One Clark"), an affiliate of Mark Goldwasser, the current Chief Executive Officer and President of the Company. The Investors purchased an aggregate of $1,572,500 of Series A Preferred Stock from the Company, which is convertible into Common Stock at a price of $1.50 per share. The Company incurred $100,000 of legal costs related to these capital transactions. In connection with the Investment Transaction, Triage also purchased 285,000 shares of Common Stock from Mr. Rothstein and his affiliates at a price of $1.50 per share. In addition, Mr. Rothstein and his affiliates granted Triage a three-year voting proxy on 274,660 shares, the balance of their Common Stock, which expired on December 28, 2004.

Concurrent with the Investment Transaction, two unrelated individual noteholders holding $2.0 million of the Company's debt converted one-half of their debt into the same class of Series A Preferred Stock that was sold in the Investment Transaction. The noteholders also had 100,000 of their 200,000 warrants to acquire shares of Common Stock repriced from an exercise price of $5.00 per share to $1.75 per share. The two noteholders have extended the maturity date on the remaining $1.0 million from January 25, 2004 to July 31, 2005. Effective February 1, 2004, the interest rate on the notes was increased to 12% from 9% per annum. Additionally, the remaining 100,000 warrants to acquire shares of Common Stock was repriced from an exercise price of $5.00 per share to $1.25 per share, and the expiration date for all 200,000 warrants was extended to July 31, 2005.

In March 2004, the Company's board of directors declared an in-kind dividend on the then outstanding shares of Series A Preferred Stock in the aggregate amount of 3,352 additional shares of Series A Preferred Stock, in payment of approximately $503,000 of dividends accrued through January 31, 2004. Such shares were issued on March 31, 2004.

In February 2001, National Securities Corporation entered into a secured demand note collateral agreement valued at $1.0 million with Peter Rettman, a member of the board of directors of the Company, to borrow securities that can be used by the Company for collateral agreements. This note bears interest at 5% per annum, payable monthly, and initially was scheduled to mature on February 1, 2004. Additionally, Mr. Rettman received a warrant to acquire 75,000 shares of Common Stock with an exercise price of $5.00 per share that was initially scheduled to expire on February 1, 2004. In February 2004, the term of Mr. Rettman's note was extended to March 1, 2005, and Mr. Rettman's warrant was repriced to $1.25 per share, and the expiration date was extended to July 31, 2005. The expiration date for another warrant held by Mr. Rettman to purchase an additional 75,000 shares of Common Stock at a price of $1.75 per share was also extended from January 25, 2004 to July 31, 2005.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2004 (the "Named Executive Officers") during the fiscal years ended 2004, 2003 and 2002:

                               ANNUAL COMPENSATION

                                                                                        LONG- TERM
                                                                                        COMPENSATION
                                                                              OTHER      SECURITIES
                                         YEAR                                 ANNUAL     UNDERLYING
NAME AND CAPACITY                        ENDED     SALARY(1)       BONUS   COMPENSATION   OPTIONS
-----------------------------------------------------------------------------------------------------

Mark Goldwasser                           2004      $250,000      $149,000      $--         $--
President and Chief Executive Officer     2003      $177,232      $ 40,000      $--         $--
                                          2002      $179,000      $     --      $--         $--

Robert H. Daskal                          2004      $109,167      $ 39,500      $--         $--
Acting Chief Financial Officer            2003      $117,960      $     --      $--         $--
  and Acting Secretary                    2002      $109,000      $     --      $--         $--

Michael A. Bresner                        2004      $200,000      $111,000      $--         $--
President of National                     2003      $149,833      $     --      $--         $--
                                          2002      $133,000      $     --      $--         $--

(1) Amounts include commissions earned in the normal course of business, fees received for corporate finance services and profit from the sale during the year of the Company's Common Stock obtained through the exercise of options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

The following table sets forth information as of September 30, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

                                                                                             Number of securities
                                                                                            remaining available for
                                Number of securities to be    Weighted-average exercise      future issuance under
                                  issued upon exercise of       price of outstanding       equity compensation plans
                                   outstanding options,         options, warrants and        (excluding securities
        Plan Category               warrants and rights                rights              reflected in column (a))
----------------------------------------------------------------------------------------------------------------------
                                             (a)                        (b)                          (c)
----------------------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders                          765,000 (1)                  $2.42                      235,000 (1)
----------------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
security holders                          260,150 (2)                  $6.55                      705,347 (2)
----------------------------------------------------------------------------------------------------------------------
Total                                   1,025,150                      $3.47                      940,347
----------------------------------------------------------------------------------------------------------------------

(1) Includes options issued and outstanding under the 2001 Stock Option Plan and shares available for issuance under the 2001 Stock Option Plan.

(2) Includes 40,150 and 220,000 options issued and outstanding under the 1999 and 2000 Stock Option Plans, respectively, and 425,347 and 280,000 shares available for issuance under the 1999 and 2000 Stock Option Plans, respectively.

The purposes of both the 1999 and 2000 Stock Option Plans are to retain the services of valued key employees and consultants of the Company, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and consultants. Stock options granted under these plans have an exercise price not less than the fair market value per share of the Common Stock at the date of grant.

OPTION GRANTS IN LAST FISCAL YEAR

The Company has granted options to certain officers, directors, employees, investment executives and consultants. The options granted to the Named Executive Officers during the fiscal year ended September 30, 2004 are as follows:

The options exercised by the Named Executive Officers, and the fiscal year end value of unexercised options, are as follows:

                                                     Option Grants in Last Fiscal Year
                          ----------------------------------------------------------------------------------------
                                                                                      Potential Realized Value
                           Number of       % of Total                                  at Assumed Annual Rates
                          Securities        Options                                  of Stock Price Appreciation
                          Underlying       Granted to                                      for Option Term
                            Options        Employees      Exercise     Expiration    -----------------------------
         Name               Granted      in Fiscal Year     Price         Date            5%             10%
-----------------------   ------------   ---------------  ----------   -----------   -------------  --------------
Mark Goldwasser               250,000        39.06%          $ 2.75     01/23/09        $ 190,000       $ 420,000

Robert H. Daskal               75,000        11.72%          $ 2.50     01/23/09        $  52,000       $ 114,000

Michael A. Bresner            150,000        23.44%          $ 2.50     01/23/09        $ 104,000       $ 229,000

                                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
                         --------------------------------------------------------------------------------------------------
                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised              In-the-Money Options
                             Shares                       Options at Fiscal Year End             at Fiscal Year End
                            Acquired         Value     --------------------------------  ----------------------------------
         Name             on Exercise      Realized      Exercisable    Unexercisable      Exercisable      Unexercisable
-----------------------  --------------  ------------- --------------- ----------------  ----------------  ----------------
Mark Goldwasser                --            $ --          290,333          166,667           $ --              $ --

Robert H. Daskal               --            $ --           25,000           50,000           $ --              $ --

Michael A. Bresner             --            $ --           64,250          100,000           $ --              $ --

EMPLOYMENT AGREEMENTS

The Company has an employment agreement with Mr. Bresner dated July 1, 1999, as amended on December 14, 2001, pursuant to which Mr. Bresner is paid a base annual salary of $350,000, plus bonuses and additional benefits offered to other executives of the Company. Mr. Bresner's agreement expires on June 30, 2005. Upon termination without cause, Mr. Bresner is entitled to a lump sum severance payment, equaling two years' salary. In the event of a change of control of the Company or National, Mr. Bresner may terminate his employment with the Company in exchange for a lump-sum payment of two years' base compensation, plus continuation for 18 months of certain employee benefits provided by the Company. Mr. Bresner agreed not to induce or solicit any customer of the Company to discontinue its relationship with the Company during the term of his employment and for a one-year period thereafter. In July 2003, the Company and Mr. Bresner agreed to enter into a new employment agreement that will provide for a base annual salary of $240,000. Mr. Bresner has been salaried at that rate since July 2003.

Pursuant to an agreement dated November 29, 2001, Mr. Goldwasser voluntarily terminated his employment agreement with the Company in exchange for a profit participation in National's branch office at 120 Broadway in New York City. The branch office consists of all the business activities conducted at 120 Broadway as of the date of the agreement, exclusive of retail brokerage activities. National's profit participation was 40% of the net profits generated by the branch office, and Mr. Goldwasser received 20% of the net profits generated by the branch office. In July 2003, the Company and Mr. Goldwasser agreed to terminate the profit participation and to enter into a new employment agreement providing for a base annual salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003.

As part of the Investment Transaction, Mr. Daskal entered into a Termination and Consulting Agreement with the Company dated December 14, 2001. The agreement with Mr. Daskal provided for the termination of all provisions and obligations pursuant to his Employment Agreement dated January 1, 1997, as amended on July 1, 1999, his retention as a non-executive employee of the Company for a period of three (3) months, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months which was to begin April 1, 2002. Mr. Daskal subsequently agreed to serve as the Company's Acting Chief Financial Officer and Acting Secretary. The effective date of the payment of his monthly consulting fee has been correspondingly deferred.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended September 30, 2004, the Company's Board of Directors met or acted by unanimous written consent a total of 13 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a Compensation Committee and an Audit Committee, all the members of which are independent, as defined by Securities and Exchange Commission (the "SEC") rules. Each director attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which such director served during the 2004 fiscal year.

The Board of Directors does not currently have a nominating committee. Board of Director nominations are recommended by a majority of independent directors, which has recommended the nominee named above for election at the 2005 Annual Meeting. In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual's business experience, industry experience, financial background and experiences.

COMPENSATION COMMITTEE

The Company's Compensation Committee for the fiscal year 2004 consisted of Steven B. Sands, Robert J. Rosan and Gary Rosenberg, all of whom are considered to be "independent". On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, which contains a detailed description of the committee's duties and responsibilities.

Report of the Compensation Committee

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for reviewing and approving the compensation of the Company's Chief Executive Officer and recommending to the Board of Directors the compensation of the Company's other officers and the Company's chairman, consistent with employment contracts, where appropriate. The Committee believes the compensation paid to the Company's Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

The Company has a compensation program that consists of salary and performance bonus (that are generally reviewed annually) and stock options. For the fiscal year ended September 30, 2004, the Compensation Committee approved a bonus pool, whereby 20% of the Company's net income was paid as a bonus to certain members of the Company's senior management. It is expected that a similar bonus pool plan will be approved by the Compensation Committee for the fiscal year ending September 30, 2005. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and supports the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by the Compensation Committee. Stock options may be granted to key employees of the Company pursuant to the Company's stock option plan that provides additional incentive to maximize stockholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2005.

Compensation of the Chief Executive Officer. In July 2003, the Company and Mr. Goldwasser agreed to terminate Mr. Goldwasser's profit participation in National's branch office at 120 Broadway in New York City, and to enter into a new employment agreement providing for a base annual salary of $300,000. Mr. Goldwasser has been salaried at that rate since July 2003. The terms of the employment agreement will reflect the recognition of Mr. Goldwasser's unique skills and importance to the Company. The amount of compensation reflects the Committee's philosophy as stated above.

                             Compensation Committee:
                                 Steven B. Sands
                                 Robert J. Rosan
                                Gary A. Rosenberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationships exist between any members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

AUDIT COMMITTEE

The Audit Committee for the fiscal year 2004 consisted of Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are "independent" as defined in SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent auditors, reviews the preparations for and the scope of the audit of the Company's annual financial statements, reviews drafts of the statements and monitors the functioning of the Company's accounting and internal control systems by through discussions with representatives of management, the independent auditors and the internal auditors.

Under new SEC rules, companies are required to disclose whether their audit committees have an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and whether that expert is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Rosenberg is a "financial expert" and is also "independent."

Audit Committee Report

On December 17, 2004, the Audit Committee met to review the results of the 2004 audit. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 30, 2004 with management and the Company's independent public accountants, Marcum & Kliegman LLP. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Marcum & Kliegman LLP their independence from management and from the Company.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2004 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

                                Audit Committee:
                                Gary A. Rosenberg
                                 Robert J. Rosan
                                Norman J. Kurlan

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2004, the Company's insiders have complied with all Section 16(a) filing requirements applicable to them.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

On November 1, 2004 the Company's Common Stock was delisted from The American Stock Exchange (AMEX) and commenced trading on the Over-the-Counter Bulletin Board under the symbol "OLYD".

The following chart and graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX U.S. Financial Index (the "Peer Group") for the period from October 1, 1999 to September 30, 2004. We assume a $100 investment on October 1, 1999, in each of Olympic Cascade Financial Corporation Common Stock, AMEX U.S. Index and the AMEX U.S. Financial Index (the "Peer Group"), and further assume the reinvestment of all dividends.

                                  Olympic                             AMEX
       Measurement Period         Cascade           AMEX         U.S. Financial
      (Fiscal Year Covered)      Financial       U.S. Index           Index
       -------------------       ---------       ----------           -----
              1999                 100.00          100.00            100.00
              2000                 168.42          122.08             94.55
              2001                  81.96           88.66            109.39
              2002                  16.00           82.67            121.56
              2003                  36.49           99.50            152.45
              2004                  22.46          112.88            150.98

  [The following table was depicted as as line chart in the printed material.]

 DATE      AMEX US INDEX         AMEX US        OLYMPIC CASCADE
                             FINANCIAL INDEX       FINANCIAL
Oct-99         $100.00           $100.00           $100.00
Nov-99         $107.10           $100.35           $126.32
Dec-99         $116.28           $ 97.02           $168.42
Jan-00         $112.77           $ 98.26           $212.28
Feb-00         $123.93           $ 93.51           $233.33
Mar-00         $127.91           $ 93.24           $284.21
Apr-00         $117.71           $ 90.40           $207.02
May-00         $115.45           $ 89.18           $194.74
Jun-00         $119.85           $ 87.35           $171.93
Jul-00         $118.55           $ 89.02           $147.37
Aug-00         $124.67           $ 92.69           $203.51
Sep-00         $122.08           $ 94.55           $168.42
Oct-00         $115.99           $ 94.37           $150.88
Nov-00         $104.51           $ 93.99           $115.79
Dec-00         $107.83           $ 94.92           $ 87.72
Jan-01         $114.31           $ 98.07           $129.12
Feb-01         $106.24           $ 99.90           $112.28
Mar-01         $101.10           $101.29           $ 93.19
Apr-01         $109.44           $100.25           $ 72.98
May-01         $110.02           $105.54           $ 89.26
Jun-01         $108.54           $115.59           $ 87.02
Jul-01         $103.99           $113.21           $ 70.18
Aug-01         $ 99.71           $113.93           $ 60.35
Sep-01         $ 88.66           $109.39           $ 81.96
Oct-01         $ 92.04           $111.87           $ 59.51
Nov-01         $ 94.59           $113.88           $ 47.44
Dec-01         $ 97.94           $116.09           $ 46.32
Jan-02         $ 96.74           $117.21           $ 32.28
Feb-02         $ 97.23           $119.06           $ 20.21
Mar-02         $102.54           $122.62           $ 18.25
Apr-02         $102.65           $127.52           $ 22.46
May-02         $101.07           $125.03           $ 19.65
Jun-02         $ 94.05           $125.29           $ 22.46
Jul-02         $ 85.83           $123.84           $ 19.65
Aug-02         $ 87.48           $124.39           $ 18.25
Sep-02         $ 82.67           $121.56           $ 16.00
Oct-02         $ 81.79           $121.83           $ 14.88
Nov-02         $ 86.09           $125.98           $ 13.47
Dec-02         $ 81.98           $126.00           $  8.70
Jan-03         $ 80.76           $125.28           $ 10.67
Feb-03         $ 80.32           $122.97           $  8.70
Mar-03         $ 80.86           $123.82           $  8.42
Apr-03         $ 86.76           $129.32           $ 14.04
May-03         $ 93.40           $136.28           $ 21.61
Jun-03         $ 95.31           $142.39           $ 24.14
Jul-03         $ 96.84           $148.71           $ 26.67
Aug-03         $ 99.93           $149.39           $ 33.96
Sep-03         $ 99.50           $152.45           $ 36.49
Oct-03         $102.28           $139.89           $ 42.11
Nov-03         $104.10           $142.87           $ 41.82
Dec-03         $108.82           $145.75           $ 39.30
Jan-04         $111.75           $150.72           $ 62.04
Feb-04         $113.02           $156.27           $ 67.37
Mar-04         $113.03           $155.81           $ 66.53
Apr-04         $109.02           $153.43           $ 59.51
May-04         $110.42           $150.74           $ 58.95
Jun-04         $113.30           $154.29           $ 44.63
Jul-04         $109.91           $145.60           $ 28.07
Aug-04         $109.84           $147.44           $ 21.05
Sep-04         $112.88           $150.98           $ 22.46

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting securities of the Company as of January 28, 2005:

      NAME AND ADDRESS OF                 AMOUNT AND NATURE
       BENEFICIAL OWNER                    OF BENEFICIAL          PERCENTAGE OF
                                           OWNERSHIP (1)               CLASS
--------------------------------------------------------------------------------
Steven B. Sands                                  882,799 (2)           15.78%
90 Park Avenue, 39th Floor
New York, NY 10016

Mark Goldwasser                                1,023,086 (3)           17.13%
120 Broadway, 27th Floor
New York, NY 10271

Gregory P. Kusnick and                           475,200 (4)            8.69%
Karen Jo Gustafson
P.O. Box 22443 Seattle, WA 98122

Gregory C. Lowney and                            475,200 (4)            8.69%
Maryanne K. Snyder
15207 NE 68th Street
Redmond, WA 98052

Steven A. Rothstein                              438,896 (5)            8.52%
2737 Illinois Road
Wilmette, IL 60091

(1) All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2) Includes 285,000 shares owned indirectly through Triage Partners LLC, 587,799 shares issuable upon conversion of 8,817 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC and 10,000 shares of vested unexercised stock options owned directly.

(3) Includes 587,733 shares issuable upon conversion of 8,816 shares of Series A Preferred Stock owned indirectly through One Clark LLC, and 373,667 shares of vested unexercised stock options and 15,386 restricted stock warrants owned directly.

(4) Includes 375,200 shares issuable upon conversion of 5,628 shares of Series A Preferred Stock and 100,000 restricted stock warrants owned as joint tenants with rights of survivorship.

(5) Includes 88,750 shares owned by direct family members, and 92,510 shares, 152,533 shares issuable upon conversion of 2,288 shares of Series A Preferred Stock and 5,000 restricted stock warrants owned by retirement plan.

SECURITY OWNERSHIP OF MANAGEMENT

The following information is furnished as of January 28, 2005 as to each class of equity securities of the Company beneficially owned by all directors and named executive officers of the Company:

                                                                         AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                                               OF BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-------------------------------------------------------------------------------------------------------------------
Steven B. Sands - Chairman                                                 882,799 (1)                  15.78%
Mark Goldwasser - President and Chief Executive Officer                  1,023,086 (2)                  17.13%
Gary A. Rosenberg - Director                                                42,250 (3)                   0.84%
Peter Rettman - Director                                                   150,000 (4)                   2.92%
Robert J. Rosan - Director                                                  30,000 (5)                   0.60%
Norman J. Kurlan - Director                                                 22,800 (6)                   0.46%
Michael A. Bresner - President of National                                 114,250 (5)                   2.24%
Robert H. Daskal - Acting Chief Financial Officer and                       51,875 (7)                   1.03%
Acting Secretary
All executive officers and directors of the Company as a                 2,317,060 (8)                  33.21%
group (eight persons)

(1) Includes 285,000 shares owned indirectly through Triage Partners LLC, 587,799 shares issuable upon conversion of 8,817 shares of Series A Preferred Stock owned indirectly though Triage Partners LLC and 10,000 shares of vested unexercised stock options owned directly.

(2) Includes 587,733 shares issuable upon conversion of 8,816 shares of Series A Preferred Stock owned indirectly through One Clark LLC, and 373,667 shares of vested unexercised stock options and 15,386 restricted stock warrants owned directly.

(3) Includes 40,000 shares owned of vested unexercised stock options and 2,250 restricted stock warrants.

(4)   Includes 150,000 restricted warrants to purchase Common Stock.

(5)   Includes only shares of vested unexercised stock options.

(6) Includes 2,800 shares owned by a direct family member and 20,000 shares of vested unexercised stock options.

(7)   Includes 50,000 shares owned of vested unexercised stock options.

(8) Includes 1,175,532 shares issuable upon conversion of 17,633 shares of Series A Preferred Stock, 637,917 shares of vested unexercised stock options and 167,636 restricted stock warrants.

                                   PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Marcum & Kliegman LLP, as the independent public accountants for the Company for the fiscal year ending September 30, 2005. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2005 and future years. One or more representatives of Marcum & Kliegman LLP may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

As reported on a Form 8-K dated May 5, 2003, effective May 1, 2003, the Company dismissed Grassi & Co., CPAs, P.C. ("Grassi") as the Company's independent accountants. The action was approved by the Company's Audit Committee. Feldman Sherb & Co., P.C., a professional corporation of certified public accountants ("Feldman"), was the independent accounting firm for the Company for the year ended September 28, 2001 and through the period ended April 19, 2002. Feldman was merged into Grassi on April 17, 2002, with Grassi as the successor firm. The reports of Grassi and Feldman on the financial statements of the Company for the two fiscal years prior to dismissal did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the Company's two most recent fiscal years prior to dismissal and through May 1, 2003, there was no disagreement with Grassi on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company requested that Grassi furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements in the Form 8-K. On May 15, 2003, the Company filed a Form 8-K/A reporting that Grassi had agreed with such disclosures. On May 1, 2003, the Audit Committee engaged Marcum & Kliegman LLP ("MKLLP") as the Company's new independent accountants for the year ending September 30, 2003. During the two most recent fiscal years prior to the dismissal and the interim period preceding the engagement of MKLLP, the Company had not consulted with MKLLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by MKLLP that MKLLP concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph (a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulations S-K and the related instructions to
Item 304 of Regulations S-K.

Moreover, as reported on a Form 8-K dated October 9, 2003, the Company furnished certain information as a result of recent communications with and comments received by the Company from the Staff of the SEC, wherein the Staff informed the Company that it was the Staff's position that the merger in April 2002 (the "Merger") of Feldman, into Grassi, both former independent accountants of the Company, constituted a "change of accountants" pursuant to Item 304 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Specifically, the Company reported that on April 17, 2002, Feldman merged into Grassi, with Grassi as the successor firm. Feldman was the independent accounting firm for the Company for the fiscal years ended September 29, 2000 and September 28, 2001 and through the period ended April 17, 2002. During such time, the report of Feldman on the financial statements of the Company for such fiscal years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during such time, there was no disagreement with Feldman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company requested Feldman to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. A copy of the letter, dated October 9, 2003, was filed with report on Form 8-K. Consequently, directly as a result of the Merger, the Company formally engaged Grassi as the Company's independent accountants for the year ending September 30, 2002. Prior to its engagement, the Company had not consulted with Grassi with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Grassi that Grassi concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" or event identified in response to paragraph
(a)(1)(iv) of Item 304, as those terms are used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K. The action concerning the change in accountants pursuant to the Merger was confirmed by the Company's Board of Directors.

Audit Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal years 2004 and 2003 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $173,000 and $91,000, respectively. Fees for services performed by Grassi & Co. during fiscal years 2004 and 2003 relating to the audit of the consolidated annual financial statements and preparation of Federal and state income tax returns were approximately $1,500 and $51,000, respectively.

Audit-Related Fees. "Audit-related fees" include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the "audit fees" mentioned above. There were no such fees paid in fiscal years 2004 or 2003.

Tax Fees. The fees billed in fiscal years 2004 and 2003 for tax compliance, tax advice or tax planning are included in Audit Fees above.

All Other Fees. There were no fees for other audit related services in fiscal years 2004 and 2003.

Pre-Approval Policies

Pursuant to the rules and regulations of the SEC, before the Company's independent accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company's audit committee or entered into pursuant to the committee's pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

The Board of Directors recommends a vote FOR the ratification of the appointment of Marcum & Kliegman LLP as independent public accountants for the Company in fiscal year 2005.

                                 OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

                                       By Order of the Board of Directors

                                       /s/ Robert H. Daskal
                                       -----------------------------------------
                                       Robert H. Daskal
                                       Acting Secretary

PROXY CARD

                      OLYMPIC CASCADE FINANCIAL CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                      OLYMPIC CASCADE FINANCIAL CORPORATION

The undersigned shareholder of Olympic Cascade Financial Corporation, a Delaware corporation (the "Company"), hereby constitutes and appoints Steven B. Sands and Mark Goldwasser, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on March 22, 2005 at 12:00 P.M. at 120 Broadway, 27th Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

                                   PROPOSALS:
1. Election of Director:

      |_| FOR the nominees listed below (except as marked to the contrary below)

      |_|   WITHHOLD AUTHORITY to vote for the nominees listed below

INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through the nominee's name listed below.

                                 Steven B. Sands

2. To ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the fiscal year ending September 30, 2005.

                         |_| For |_| Against |_| Abstain

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominee named in proposal 1 and FOR proposal 2 as described herein.

The Board of Directors recommends voting in favor of each of the two (2) proposals.

Signature __________________________

Date _______________________________

Signature __________________________
             (if held jointly)

Note: Please sign exactly as your name appears hereon. If signing as attorney, executor, administrator, trustee, guardian or the like, please give your full title as such. If signing for a corporation, please give your title.

    PLEASE DATE, SIGN AND MAIL AT ONCE IN THE ENCLOSED POSTAGE PAID ENVELOPE.